                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   TCF FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                           ANTHONY BRANCH
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                          TCF-Registration Trademark-
                           TCF FINANCIAL CORPORATION
                        801 MARQUETTE AVENUE, SUITE 302
                             MINNEAPOLIS, MN 55402
                                 (612) 661-6500

                                             March 22, 1996

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of TCF Financial Corporation ("TCF Financial" or "TCF") which will be held at the Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, on Wednesday April 24, 1996, at 10:00 a.m. local time.

    At the Annual Meeting you will be asked to elect five directors to the Board; to ratify the Board's choice of independent public accountants; to approve a directors stock grant program; and to approve a performance-based incentive policy.

    Your vote is important, regardless of the number of shares you own. On behalf of the Board, I urge you to sign, date and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting. If you receive more than one proxy card, because you have multiple accounts with TCF Financial common stock, please complete, sign, date and return each proxy card so that all your shares will be voted. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

                                          Sincerely,

                                                     [SIGNATURE]
                                          William A. Cooper
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                          TCF-Registration Trademark-
                           TCF FINANCIAL CORPORATION
                        801 MARQUETTE AVENUE, SUITE 302
                             MINNEAPOLIS, MN 55402
                                 (612) 661-6500

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 24, 1996

                            ------------------------

TO THE STOCKHOLDERS OF TCF FINANCIAL CORPORATION

    The Annual Meeting of Stockholders (the "Annual Meeting") of TCF Financial Corporation ("TCF Financial" or "TCF") will be held at the Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, on Wednesday, April 24, 1996, commencing at 10:00 a.m. local time for the following purposes:

    1.  To elect five directors;

    2. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the fiscal year ending December 31, 1996;

    3.  To approve a directors stock grant program; and,

    4.  To approve a performance-based incentive policy.

    Only holders of record of TCF Financial's common stock at the close of business on March 8, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and mail it promptly. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                          By Order of the Board of Directors

                                                     [SIGNATURE]
                                          William A. Cooper
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

Minneapolis, Minnesota
March 22, 1996

                          TCF-REGISTRATION TRADEMARK-
                           TCF FINANCIAL CORPORATION
                        801 MARQUETTE AVENUE, SUITE 302
                             MINNEAPOLIS, MN 55402
                                 (612) 661-6500

    The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of TCF Financial Corporation ("TCF Financial" or "TCF"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 24, 1996, commencing at 10:00 a.m., Central Time, at the Marriott City Center Hotel, Minneapolis, Minnesota, and any adjournment thereof. The principal executive offices of TCF are located at the address set forth above.

    PURPOSES OF MEETING. The purposes of the Annual Meeting are to consider and vote upon: (a) election of five directors; (b) ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants for the fiscal year ending December 31, 1996; (c) approval of a directors stock grant program; (d) approval of a performance-based incentive policy; and (e) any other matters as may properly come before the Annual Meeting.

    SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE. The close of business on March 8, 1996 has been fixed by the Board as the record date (the "record date") for the determination of holders of common stock of TCF Financial, par value $.01 per share, ("TCF Common Stock") entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At the close of business on the record date, there were 35,854,534 shares of TCF Common Stock outstanding and entitled to vote, held by approximately 9,000 holders of record. Each share of TCF Common Stock entitles the holder thereof to one vote on each matter to be submitted to TCF stockholders at the Annual Meeting.

    VOTE REQUIRED. A quorum, consisting of a majority of the voting power of the issued and outstanding TCF Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before any action may be taken at the Annual Meeting. Assuming a quorum is present, a plurality of the votes present in person or represented by proxy at the Annual Meeting is necessary for the election of directors and a majority of such votes is necessary for ratification of KPMG Peat Marwick LLP as independent public accountants, to approve the directors stock grant program, and to approve the performance-based incentive policy. Abstentions are counted as shareholders present, for purposes of the quorum requirement, but are not counted as voting in favor of the proposal. As of December 31, 1995, the directors and executive officers of TCF and their affiliates in the aggregate beneficially owned and are entitled to vote 4,822,328 outstanding shares or 13.54% of the outstanding shares of TCF Common Stock.

    VOTING; SOLICITATION AND REVOCATION OF PROXIES. A proxy card for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board. Any TCF stockholder executing a proxy card may revoke it at any time before it is voted by filing with the Secretary of TCF, at the address of TCF set forth above, written notice of such revocation; by executing a later-dated proxy; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy card. Participants voting shares in the TCF Employees Stock Ownership Plan-401(k) (which includes shares under the Great Lakes Bancorp Amended Employee Stock Ownership Plan); and participants in the Great Lakes
Bancorp Amended 401(k) Savings and Investment Plan, will find voting and revocation procedures described in the special proxy card sent to them.

    Each proxy returned to TCF (and not revoked) will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED: (1) FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED IN THIS PROXY STATEMENT; (2) IN FAVOR OF RATIFYING THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF TCF FINANCIAL; (3) IN FAVOR OF APPROVING THE DIRECTORS STOCK GRANT PROGRAM; and (4) IN FAVOR OF APPROVING THE PERFORMANCE-BASED INCENTIVE POLICY. While the Board knows of no other matters to be presented at the Annual Meeting, if any other matter properly comes before the meeting or any adjournment thereof, all proxies returned to TCF will be voted on any such matter in accordance with the judgment of the proxy holders.

    BENEFICIAL OWNERSHIP OF TCF COMMON STOCK. See "Election of TCF Directors -- Securities Ownership of TCF Directors, Executive Officers and Significant Stockholders."

                                   PROPOSAL 1
                           ELECTION OF TCF DIRECTORS

INFORMATION ON DIRECTORS AND NOMINEES

    The Restated Certificate of Incorporation (the "Certificate") of TCF Financial provides that the Board shall be divided into three classes, each to be comprised of as nearly equal a number of directors as possible. The directors of each class are to serve for terms of three years, with one class being elected each year. TCF Financial's Certificate currently provides that the number of directors shall be not fewer than seven or more than twenty-five, with the exact number of directors fixed from time to time by a resolution duly adopted by a majority of the Continuing Directors (as defined) of the Board. The current number of directors on the Board of TCF Financial is fixed at fifteen.

    Stockholders will be asked at the Annual Meeting to elect five directors to serve for three-year terms expiring at the Annual Meeting in 1999, or until a successor is elected. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of the nominees listed on the following table. All nominees have indicated a willingness to serve if elected. If any nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

    Effective January 2, 1996, Mr. Joseph Clifford retired from service as Vice Chairman. He retired as a director of TCF Financial effective December 15, 1995, and Mr. Lynn Nagorske was elected to the Board to fill the remainder of Mr. Clifford's term, which expires in 1998. Mr. Nagorske is currently President and Chief Operating Officer of TCF Financial.

                                                                                                     DIRECTOR
NAME                                               POSITION(S) WITH TCF FINANCIAL            AGE      SINCE*
-------------------------------------------  -------------------------------------------     ---     ---------

                                      NOMINEES FOR ELECTION AS DIRECTORS

CLASS III -- TERM EXPIRES 1999
Rudy Boschwitz.............................  Director                                        65        1991
William A. Cooper..........................  Director, Chairman and Chief Executive          52        1987
                                              Officer
Thomas A. Cusick...........................  Director and Vice Chairman                      51        1988
Thomas J. McGough..........................  Director                                        62        1989
Ronald A. Ward.............................  Director                                        51        1993
                                 DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 1996

CLASS I -- TERM EXPIRES 1997
Bruce G. Allbright.........................  Director                                        67        1987
Robert J. Delonis..........................  Director and Chairman of Great Lakes            44        1995
                                              Bancorp
John M. Eggemeyer, III.....................  Director                                        50        1994
Daniel F. May..............................  Director                                        66        1988
Roy E. Weber...............................  Director                                        67        1995

                                                                                                     DIRECTOR
NAME                                               POSITION(S) WITH TCF FINANCIAL            AGE      SINCE*
-------------------------------------------  -------------------------------------------     ---     ---------
CLASS II -- TERM EXPIRES 1998
Robert E. Evans............................  Director and Vice Chairman                      60        1990
Luella G. Goldberg.........................  Director                                        59        1988
Lynn A. Nagorske...........................  Director, President and Chief Operating         39        1995
                                              Officer
Mark K. Rosenfeld..........................  Director                                        50        1995
Ralph Strangis.............................  Director                                        59        1991

------------------------
*Does not include service at TCF Bank Minnesota fsb ("TCF Bank Minnesota"), a wholly owned subsidiary of TCF Financial.

    THE TCF BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TCF STOCKHOLDERS VOTE FOR THE NOMINEES FOR THE TCF BOARD OF DIRECTORS.

    BACKGROUND OF DIRECTORS. The following discussion sets forth certain information with respect to the persons who are nominees for directors of TCF Financial at the Annual Meeting as well as similar information for the other directors of TCF Financial whose terms do not expire this year. TCF Financial knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he or she has been selected as a director or nominee except that Directors Delonis, Weber and Rosenfeld were elected to the Board in connection with TCF Financial's acquisition of Great Lakes Bancorp. There is no family relationship between any of the nominees, directors or executive officers of TCF Financial.

    *RUDY BOSCHWITZ is Chairman of Home Valu, Inc., a company he founded. He also served as a United States Senator from the State of Minnesota from 1978 to 1991. He is a director of the Chicago Mercantile Exchange in Chicago, Illinois, and Sunbelt Nurseries, Ft. Worth, Texas. Mr. Boschwitz has been a director of TCF Financial since 1991.

    *WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987. Mr. Cooper has also been Chief Executive Officer of TCF Financial since 1987 and was Chief Executive Officer of TCF Bank Minnesota until 1993. Mr. Cooper serves on the Boards of Directors of the Minnesota Business Partnership, Minnesota Meeting, RTW, Inc. and the Center for the American Experiment. Mr. Cooper has been a director of TCF Financial since its formation in 1987 and of TCF Bank Minnesota since 1985.

    *THOMAS A. CUSICK was elected Vice Chairman of TCF Financial in 1993. Before that he had been President and Chief Operating Officer of TCF Financial since its formation in 1987. Mr. Cusick was elected Chief Executive Officer of TCF Bank Minnesota in 1993. Mr. Cusick is a director of Damark International, Inc., is a past Chairman of the Savings League of Minnesota and is a past member of the Board of Trustees of the College of St. Benedict. Mr. Cusick has been a director of TCF Financial since 1988.

    *THOMAS J. MCGOUGH is President of McGough Construction Company, Inc., a Minnesota commercial contractor. Mr. McGough was one of the incorporators of McGough Construction Company. Mr. McGough has been a director of TCF Financial since 1989.

    *RONALD A. WARD is certified by the American Board of Oral Surgery and is a retired associate of Oral and Maxillofacial Surgery Associates of Waukesha, Ltd. Dr. Ward had been a director of Republic Capital Group, Inc. ("RCG") from 1987 and of Republic Capital Bank, F.S.B. from 1981 until TCF's acquisition of RCG in 1993. Dr. Ward has been a director of TCF Financial since 1993, and has been a director of TCF Bank Wisconsin fsb ("TCF Bank Wisconsin") since 1993.

------------------------
*Nominee for election at the Annual Meeting

    BRUCE G. ALLBRIGHT was President and a director of Dayton Hudson Corporation from 1987 until his retirement in 1990. Before that, he was Chairman and Chief Executive Officer of Dayton Hudson Corporation's largest division, Target Stores, a major national retailer, since 1984 and was the President and Vice Chairman of that division prior to that date. Mr. Allbright is also a director of G&K Services, Inc., Hannaford Brothers Company, and Noma Industries. Mr. Allbright has been a director of TCF Financial since its formation in 1987.

    ROBERT J. DELONIS is Chairman of the Board of Great Lakes Bancorp, A Federal Savings Bank ("Great Lakes Bancorp"), a wholly owned subsidiary of TCF Financial. Mr. Delonis has been a director of Great Lakes Bancorp since 1987 and of TCF Financial since February 1995, and was Chief Executive Officer of Great Lakes Bancorp from 1992 through December 1995. He is Treasurer of Artrain, Chairman of the Michigan League of Savings Institutions, past Chairman of Catholic Social Services of Washtenaw County, a past director of the Federal Home Loan Bank of Indianapolis and past Chairman of the Thrift Industry Accounting Committee. He has also served as an instructor in real estate finance in the Graduate School of Business Administration at the University of Michigan. Mr. Delonis is a Certified Public Accountant.

    JOHN M. EGGEMEYER, III is President of Belle Plaine Partners, Inc. and has held that position since 1990. In addition, he served as a managing director of Mabon Securities Corp., Inc. from 1992 to 1994. He also serves as a director of Rancho Santa Fe National Bank, The Enterprise Fund and The Combined Fund, Inc. He has been a director of TCF Financial since 1994 and TCF Bank Illinois fsb ("TCF Bank Illinois") since 1993.

    DANIEL F. MAY is retired from various executive positions with Republic Airlines. Mr. May has been a director of TCF Financial since 1988. Mr. May is a Certified Public Accountant.

    ROY E. WEBER is the former Chairman of the Board of Great Lakes Bancorp. Mr. Weber has been a director of Great Lakes Bancorp since 1967 and of TCF Financial since February 1995. He is a past Chairman of the Michigan League of Savings Institutions and past Vice Chairman and director of the Federal Home Loan Bank of Indianapolis.

    ROBERT E. EVANS has been a director of TCF Financial since 1990, and was elected Vice Chairman of TCF Financial in 1993. Mr. Evans has been a director of TCF Bank Minnesota since 1987 and was elected an Executive Vice President of TCF Bank Minnesota in 1993. He was President and Chief Operating Officer of TCF Bank Minnesota from 1987 to 1993. Mr. Evans also serves on the Board of Directors of Minnesota Brewing Company.

    LUELLA G. GOLDBERG has been a director of TCF Financial since 1988. She is an active member of the Board of Directors of several Minnesota corporations and associations. She served as a director of Northwestern National Life Insurance Company from 1976 to 1995, and has been a director of its holding company, Reliastar Financial Corp. (formerly The NWNL Companies, Inc.) since its formation in 1989. She has also been a director of Piper Funds, Inc., Piper Global Funds, Inc., and Piper Institutional Funds, Inc. since 1987, and of a number of related closed-end investment companies since 1988. She has served as a director of Hormel Foods Corporation since 1993. Ms. Goldberg served as Chair of the Board of Trustees of Wellesley College from 1985 to 1993. From July 1993 to October 1993, Ms. Goldberg served as acting President of Wellesley College and continues to serve as a trustee. Ms. Goldberg is also a past Chair of the Minnesota Orchestral Association, and is currently Vice-Chair of the University of Minnesota Foundation.

    LYNN A. NAGORSKE was elected to the Board in December 1995. Mr. Nagorske has been President and Chief Operating Officer of TCF Financial since 1993. He was the Treasurer (Principal Financial Officer) of TCF Financial since its formation in 1987 to December, 1995. Mr. Nagorske has been an Executive Vice President of TCF Bank Minnesota since 1988. Mr. Nagorske also serves as a director for the Science Museum of Minnesota and is Treasurer and director for the Mankato State University Foundation. Mr. Nagorske is a Certified Public Accountant.

    MARK K. ROSENFELD is Chairman, Chief Executive Officer and director of Jacobson Stores Inc., a retail department store based in Jackson, Michigan. He has been a director of Great Lakes Bancorp since 1987 and was elected a director of TCF Financial in February 1995. He serves on the Board of Trustees for Jackson Community College, is a trustee and a member of the Board of Michigan Colleges Foundation, and is a director of the National Retail Federation and the Michigan Retailers Association.

    RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A. Mr. Strangis is also a director of National Presto Industries, Inc., Life USA Holding, Inc., Payless Cashways, Inc. and Damark International, Inc. He has been a director of TCF Financial since 1991.

    TCF BOARD ACTIONS AND COMMITTEES. The business, property and affairs of TCF Financial are managed by or under the direction of the Board. The Board has established Audit, Personnel/Affirmative Action, and Shareholder Relations Committees. During 1995 these committees of the Board held three, five, and one meetings, respectively. In 1995 the Board met six times. Each director attended at least 75% of the total number of meetings of the Board and of committees on which the director served.

    The Audit Committee is responsible for relations with TCF Financial's internal auditor and independent public accountants, for review of internal auditing functions and controls, and for review of financial reporting policies to assure full disclosure of financial condition and results of operations. The members of the Audit Committee are Messrs. McGough, Boschwitz, Strangis and Ward.

    The Personnel/Affirmative Action Committee is responsible for approving and reporting to the Board on those items delegated to it by the full Board, and to recommend a course of action for those human resource issues requiring full Board approval. This Committee approves affirmative action plans and reviews the adequacy and effectiveness of benefit programs. The Personnel/Affirmative Action Committee also serves as the independent committee which administers and makes awards under the Stock Option and Incentive Plan of TCF Financial, the 1995 Incentive Stock Plan as well as certain other plans. Its members also serve as the Advisory Committee of the TCF Employees Stock Ownership Plan-401(k), which has authority to direct the voting of shares of TCF Common Stock held by the plan to the extent participants in that plan do not furnish voting instructions. The members of the Personnel/Affirmative Action Committee are Messrs. May, Allbright, Strangis and Ms. Goldberg.

    The Shareholder Relations Committee reviews merger and acquisition activities and policies and evaluates alternatives available to TCF Financial to enhance shareholder value. The members of the Shareholder Relations Committee are Messrs. May, Allbright, Eggemeyer and Strangis.

    NOMINATION OF TCF DIRECTORS. The Board acts as a nominating committee for selecting the nominees of the Board for election as directors. The Bylaws of TCF Financial (the "Bylaws") require that stockholder nominations for director be made pursuant to timely notice in writing to the Secretary of TCF Financial. To be timely, notice must be delivered to or mailed and received by the Secretary of TCF Financial not less than 60 days nor more than 90 days prior to an annual meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice, to be timely, must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or on the day on which public disclosure of the date of the meeting was made. A stockholders' notice of nomination must set forth certain information specified in Article II, Section 13, of the Bylaws concerning each person the stockholder proposes to nominate for election and the stockholder giving such notice. The Bylaws provide that no person shall be elected as a director unless nominated in accordance with the procedures set forth in the Bylaws. Public disclosure of the date of the 1996 Annual Meeting was made on February 14, 1996 by distribution of a news release. Under the Bylaws, stockholder nominations of directors for the 1996 Annual Meeting were required to have been received on or before February 24, 1996 in order to be timely, and no such nominations were received by TCF Financial by that time.

TCF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OF TCF FINANCIAL

    The following table sets forth certain information with respect to the executive officers of TCF Financial, or its principal wholly owned subsidiaries TCF Bank Minnesota, TCF Bank Illinois, TCF Bank Wisconsin, and Great Lakes Bancorp, who are not directors of TCF Financial.

          NAME               AGE                          PRINCIPAL POSITIONS HELD
------------------------     ---     ------------------------------------------------------------------
Timothy P. Bailey.......     40      President and Chief Executive Officer of TCF Bank Wisconsin
Peter Bell..............     44      Executive Vice President of TCF Financial
Joseph P. Clifford......     52      Vice Chairman of TCF Financial
William E. Dove.........     59      Executive Vice President of TCF Bank Minnesota fsb and of Great
                                      Lakes Bancorp
Michael B. Johnstone....     48      President and Chief Executive Officer of TCF Bank Illinois
Mark R. Lund............     45      Senior Vice President, Assistant Treasurer and Controller
                                      (Principal Accounting Officer) of TCF Financial
Ronald J. Palmer........     43      Executive Vice President, Chief Financial Officer and Treasurer
                                      (Principal Financial Officer) of TCF Financial and TCF Bank
                                      Minnesota
Gregory J. Pulles.......     47      General Counsel, Vice Chairman and Secretary of TCF Financial
Mary E. Sipe............     39      Executive Vice President of TCF Financial
Earl D. Stratton........     48      Executive Vice President and Chief Information Officer of TCF
                                      Financial
James E. Tuite..........     60      Executive Vice President of TCF Financial; President and Chief
                                      Operating Officer of TCF Bank Minnesota
Neil I. Whitehouse......     56      Executive Vice President of TCF Bank Minnesota
Barry N. Winslow........     48      President and Chief Executive Officer of Great Lakes Bancorp

    The business experience of each of these executive officers during the last five years is as follows:

    TIMOTHY P. BAILEY was named President and Chief Executive Officer of TCF Bank Wisconsin in 1993. Prior to that Mr. Bailey had been Vice President of Commercial Lending/Loan Workouts with TCF Bank Minnesota since 1988.

    PETER BELL was named an Executive Vice President of TCF Financial in December 1995, and has been an Executive Vice President of TCF Bank Minnesota since 1994. Prior to that Mr. Bell was an independent consultant for more than five years. Mr. Bell also serves on the Board of Directors of the Center for the American Experiment, CommonBond, Citizens League, and the Johnson Institute. He is also a director and President of TC Rise and the National Institute for Traditional Black Leadership.

    JOSEPH P. CLIFFORD was Vice Chairman and a director of TCF Financial until his retirement from the Board in December 1995, and from the position of Vice Chairman in January 1996.

    WILLIAM E. DOVE was elected Executive Vice President and Chief Credit Officer of Great Lakes Bancorp in December 1995. He has been an Executive Vice President of TCF Bank Minnesota since 1985 was the director of Commercial Lending of TCF Bank Minnesota until October 1995.

    MICHAEL B. JOHNSTONE was elected President and Chief Executive Officer of TCF Bank Illinois in February 1995. From 1987 to January 1995 he was employed by TCF Bank Minnesota as Senior Vice President of Branch Operations.

    MARK R. LUND was elected a Senior Vice President of TCF Financial in 1994. He has been Assistant Treasurer and Controller (Principal Accounting Officer) of TCF Financial and Assistant Treasurer of TCF Bank Minnesota since 1991 and a Senior Vice President and Controller of TCF Bank Minnesota since 1987. Mr. Lund is a Certified Public Accountant.

    RONALD J. PALMER was elected Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) of TCF Financial and TCF Bank Minnesota in December 1995. He is also an Executive Vice President of TCF Bank Minnesota. He was President and Chief Executive Officer of TCF Mortgage Corporation since 1992. Prior to that he was Senior Vice President of Citicorp Mortgage, Inc. in St. Louis, Missouri since 1986. Mr. Palmer is a Certified Public Accountant.

    GREGORY J. PULLES has been General Counsel of TCF Financial since its formation in 1987 and Secretary of TCF Financial since 1989. He was elected a Vice Chairman of TCF Financial in 1993. Mr. Pulles has been Executive Vice President of TCF Bank Minnesota since 1989, and was Secretary of TCF Bank Minnesota from October 1989 to June 1995. He was also General Counsel of TCF Bank Minnesota from 1985 until 1993.

    MARY E. SIPE has been an Executive Vice President of TCF Financial since 1993. Ms. Sipe has been President of TCF Financial Insurance Agency, Inc. and TCF Financial Insurance Agency Illinois, Inc. since 1989, President of TCF Financial Insurance Agency Wisconsin, Inc. since 1993 and President of TCF Financial Insurance Agency Michigan, Inc. since January 1995.

    EARL D. STRATTON was elected Executive Vice President and Chief Information Officer of TCF Financial in December 1995. Prior to that he was a Senior Vice President of TCF Financial. Mr. Stratton has been a Senior Vice President of TCF Bank Minnesota since 1985.

    JAMES E. TUITE was elected an Executive Vice President of TCF Financial in 1993. Prior to that he was a Vice President since 1992. He was elected President and Chief Operating Officer of TCF Bank Minnesota in 1993. Prior to that he was an Executive Vice President of TCF Bank Minnesota.

    NEIL I. WHITEHOUSE is President of TCF Foundation and an Executive Vice President of TCF Bank Minnesota. Mr. Whitehouse was Secretary of TCF Financial until 1989.

    BARRY N. WINSLOW was elected President and Chief Operating Officer of Great Lakes Bancorp in February 1995 and was elected Chief Executive Officer of Great Lakes Bancorp in January 1996. Prior to that he had been President and Chief Executive Officer of TCF Bank Illinois since 1993. Prior to that he was President of TCF Bank Minnesota -- Illinois Division and a Senior Vice President of TCF Bank Minnesota since 1987.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of TCF Common Stock to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") initial reports of ownership and reports of changes in ownership of TCF Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish TCF with copies of all Section 16(a) forms they file. To TCF's knowledge, based upon a review of the copies of such reports furnished to TCF and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to TCF's directors, executive officers and greater than 10% beneficial owners were satisfied.

SECURITIES OWNERSHIP OF TCF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS

    The following table sets forth information, as of December 31, 1995 (except as otherwise indicated), regarding the beneficial ownership of TCF Common Stock, which is the only class of voting equity securities outstanding, by each director or nominee for director of TCF Financial and each of the executive officers named on the Summary Compensation Table (the "named executives"), by all such directors, nominees and executive officers of TCF Financial, and its significant subsidiaries ("executive officers") as a group, and by each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to TCF Financial to be the beneficial owner of more than 5% of the outstanding common stock of TCF Financial. Including options exercisable within 60 days of December 31, 1995, there were 35,910,799 shares issued and outstanding on December 31, 1995.

                                                                 SHARES BENEFICIALLY       % OF SHARES
NAME OF BENEFICIAL OWNER                                              OWNED (1)          OUTSTANDING (2)
--------------------------------------------------------------  ----------------------  ------------------
DIRECTORS AND NOMINEES WHO ARE NOT NAMED EXECUTIVES:
  Bruce G. Allbright..........................................       75,429(4)(8)                (3)
  Rudy Boschwitz..............................................        6,000                      (3)
  Robert J. Delonis...........................................      166,100(4)(5)(6)             (3)
  John M. Eggemeyer, III......................................        6,094                      (3)
  Luella G. Goldberg..........................................       33,639(8)                   (3)
  Daniel F. May...............................................       54,439(4)(8)                (3)
  Thomas J. McGough...........................................       33,897(4)                   (3)
  Mark K. Rosenfeld...........................................        6,941(4)                   (3)
  Ralph Strangis..............................................       17,442(8)                   (3)
  Ronald A. Ward..............................................      122,612                      (3)
  Roy E. Weber................................................      144,457(5)                   (3)
                                                                 ----------
                                                                    667,050                      1.9%

NAMED EXECUTIVES:
  William A. Cooper...........................................      785,634(4)(5)(6)             2.2%
  Joseph P. Clifford..........................................      196,966(5)(6)                (3)
  Thomas A. Cusick............................................      206,682(6)                   (3)
  Robert E. Evans.............................................      243,525(4)(5)(6)             (3)
  Lynn A. Nagorske............................................      183,618(5)(6)                (3)
                                                                 ----------
                                                                  1,616,425                      4.5%

All Directors and Executive Officers combined (28 persons,
 including those named above).................................    3,004,988(4)(5)(6)(8)          8.4%

OTHER BENEFICIAL OWNERS:
  Great Lakes Bancorp:
    401(k) Plan...............................................      403,231                      1.1%
    Employees Stock Ownership Plan............................      728,872                      2.0%
  Putnam Investments..........................................    2,015,604(7)                   5.6%
   One Post Office Square
   Boston, MA 02109
  Advisory Committee of TCF Employees Stock Ownership
   Plan-401(k)................................................    2,084,804(8)                   5.8%
   c/o General Counsel,
   TCF Financial Corporation
   801 Marquette Avenue, Suite 302
   Minneapolis, MN 55402

------------------------
(1) All shares are directly owned or exercisable in 60 days, and the person indicated has sole or shared (joint account) voting and dispositive power, except as indicated in the following footnotes. In addition to shares beneficially owned, executive officers held 14,000 options not exercisable within 60 days of December 31, 1995 for an additional .01% of the outstanding common stock of TCF Financial. When added to shares of TCF Common Stock held by the TCF Employees Stock Ownership Plan-401(k), the Great Lakes Bancorp 401(k) Plan and the Great Lakes Bancorp Employee Stock Ownership Plan (as of December 31, 1995) and TCF Cash Balance Pension Plan as of such date not otherwise included on this table, and treating all shares issuable upon exercise of options held by executives and employees as outstanding and owned, the total percentage of shares owned by directors, executive officers and employee benefit plans at December 31, 1995 was 17.39%.

(2) Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon exercise of existing options within 60 days after December 31, 1995.

(3) 1.0% or less.

(4) Includes shares beneficially owned by family members who share the person's household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Allbright, 20,400 shares; Mr. Delonis, 8,846 shares; Mr. May, 900 shares; Mr. McGough, 20,000 shares; Mr. Rosenfeld, 916 shares; Mr. Cooper, 2,120 shares; Mr. Evans, 1,330 shares; and all directors, nominees and executive officers combined, 87,540 shares.

(5) Includes shares which could be purchased upon exercise of existing options within 60 days as follows: Mr. Cooper, 43,756 shares; Mr. Evans, 21,400 shares; Mr. Weber, 238 shares; Mr. Clifford, 43,466 shares; Mr. Delonis, 2,470 shares; and Mr. Nagorske, 25,462 shares; and all directors, nominees and executive officers combined, 296,428 shares.

(6) Includes whole shares of TCF Common Stock (vested and unvested) allocated to accounts as of December 31, 1995 in the TCF Employees Stock Ownership Plan-401(k), for which the named executives have shared voting power, as follows: Mr. Cooper, 23,466 shares; Mr. Clifford, 15,776 shares; Mr. Cusick, 17,141 shares; Mr. Evans, 12,133 shares; Mr. Nagorske, 12,206 shares; and all directors, nominees and executive officers combined, 175,196 shares. Also includes the following shares of TCF Common Stock allocated to accounts held by Mr. Delonis: 9,272 shares allocated to the Great Lakes Bancorp 401(k) Plan, and 7,830 shares allocated to the Great Lakes Bancorp Employee Stock Ownership Plan. Mr. Delonis has shared voting power in each plan account. Whole shares of TCF Common Stock in the trust for the TCF Financial Executive Deferred Compensation Plan, for which the named executives have shared dispositive power, as of December 31, 1995, are also included as follows: Mr. Cooper, 324,610 shares; Mr. Clifford, 31,694 shares; Mr. Cusick, 92,963 shares; Mr. Evans, 107,736 shares; Mr. Nagorske, 51,110 shares; Mr. Delonis, 68,192 shares; and all directors, nominees and executive officers combined, 932,486 shares.

(7) Putnam Investments, Inc. has shared dispositive power with respect to all of the shares and shared voting power with respect to 41,100 shares. Dispositive power is shared with Putnam Investment Management, Inc., an investment adviser subsidiary of Putnam Investments, Inc. with respect to 1,932,904 shares, and is shared with The Putnam Advisory, Inc., another investment adviser subsidiary, as to the remaining 82,700 shares.

(8) The Advisory Committee for the TCF Employees Stock Ownership Plan-401(k) (which also includes shares allocated to the Great Lakes Bancorp Employee Stock Ownership Plan) has shared voting power with participants of all allocated shares in the Plan. Advisory Committee members disclaim ownership of these shares. Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. May, Allbright and Strangis does not include any shares beneficially owned by the Advisory Committee.

EXECUTIVE COMPENSATION

    The following summary compensation table (the "Summary Compensation Table") sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of TCF and the four highest paid executives of TCF whose salary and bonus earned in 1995 exceeded $100,000. The term "LTIP" refers to Long-Term Incentive Plans.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                                                ---------------------------------------------------
                                                                                          AWARDS
                                                                                --------------------------          PAYOUTS
                                                        ANNUAL COMPENSATION      RESTRICTED    SECURITIES    ----------------------
                                                      ------------------------     STOCK       UNDERLYING      LTIP     ALL OTHER
NAME AND                                                     SALARY    BONUS       AWARDS        OPTIONS     PAYOUTS   COMPENSATION
PRINCIPAL POSITION*                                   YEAR   ($)(A)    ($)(A)      ($)(D)          (#)        ($)(C)       ($)
----------------------------------------------------  ----  --------  --------  ------------   -----------   --------  ------------
William A. Cooper,..................................  1995  $600,000  $615,000  $        0(b)       0        $184,771    38,466(e)
 Director, Chairman of                                1994   500,006   362,504   1,290,000(b)       0         271,517    22,253
 the Board and Chief Executive Officer                1993   500,006         0      85,383(b)       0         128,811    33,060
Thomas A. Cusick,...................................  1995   360,000   369,000           0(b)       0          56,644    15,338(e)
 Director and Vice                                    1994   298,066   217,500     806,250(b)       0          79,992    10,573
 Chairman; Director, Chairman and Chief Executive     1993   250,008    28,126      26,215(b)       0          36,808    14,363
 Officer of TCF Bank Minnesota
Joseph P. Clifford,.................................  1995   264,000   270,600           0(b)       0          49,886    11,693(e)
 Vice Chairman                                        1994   220,008   159,506     483,750(b)       0          75,795     7,961
                                                      1993   220,008    24,751      23,061(b)       0          36,808    11,973
Robert E. Evans,....................................  1995   264,000   270,600           0(b)       0          46,176    11,942(e)
 Director and Vice                                    1994   220,008   159,506     483,750(b)       0          73,513     8,029
 Chairman                                             1993   220,008    22,919      21,346(b)       0          36,808    12,128
Lynn A. Nagorske,...................................  1995   264,000   270,600           0(b)       0          45,315    10,481(e)
 Director, President                                  1994   220,008   159,506     483,750(b)       0          53,546     7,220
 and Chief Operating Officer                          1993   200,004    22,500      20,948(b)       0          20,948    11,968

------------------------------
*At December 31, 1995.

NOTES TO SUMMARY COMPENSATION TABLE:

(a) Salary shown is for the year in which it was earned. Bonuses are shown for the year in which they were earned. The bonus reported for 1995 (paid in
     1996) was paid entirely in cash and based on the ROA of TCF Financial (See "Incentive Compensation" in the "Report of TCF Personnel/Affirmative Action Committee on Executive Compensation"). The bonus reported in 1994 was also paid entirely in cash and based on the achievement of ROA goals. The Bonus reported for 1993 involved a combination of cash and stock grants in lieu of cash. Awards were based on the achievement of specified goals on credit quality, capital and regulatory rating and upon performance relative to individual, profit center and cost control goals or, for Mr. Cooper, a pre-tax earnings goal. Bonus awards paid in TCF Common Stock for 1993 which were not subject to future performance-based vesting requirements are reported in the Restricted Stock Awards column.

(b) There were no restricted stock grants made to the named executives in 1995. The 1994 restricted stock grants were awarded effective March 21, 1994, and are to vest or be forfeited over a period of four to five years from the effective date. Value shown for the shares is the fair market value on the date of grant for the entire award. Vesting of shares is contingent upon TCF meeting certain performance goals. The shares for which the restricted period shall expire on January 1, 1998 are calculated on the basis of the return on average common equity ("ROE") of TCF Financial for each of the fiscal years ending on December 31, 1994, 1995, 1996, and 1997, and the following chart:

                                                                                     SHARES
TCF ROE                                                              VESTING        FORFEITED
----------------------------------------------------------------  -------------  ---------------
Less than 15.0%.................................................           0%     20% of shares
15.0% to 16.5%..................................................          20%
16.6% to 17.5%..................................................          25%
17.6% or more...................................................          33%

   The percentage of shares for which the restricted period ends on January 1, 1999, (if the percentage for January 1, 1998 is less than 100%) shall be calculated by determining the ROE of TCF for the fiscal year ending December 31, 1998 and determining the corresponding percentage for such year from the foregoing chart. In the event that TCF's ROE is less than 15% in 1998, such remaining shares shall be forfeited and returned to TCF. For 1993, the restricted stock reported is one-third of the bonus stock award made on January 24, 1994, valued at the market value (average of high and low prices) of TCF Common Stock on the date of grant.

(c) The 1995 amount represents one-third of the stock awards made in lieu of cash bonuses in January 1994 which vested on January 1, 1996 valued at the market value (average of high and low prices) of TCF Common Stock on December 31, 1995. The 1994 amount represents one-third of the bonus stock awards made in January 1993 and January 1994 which vested on January 1, 1995, valued in the same manner on December 31, 1994. The 1993 amount represents one-third of the stock awards made in lieu of cash bonuses in January 1993 which vested on January 1, 1994, valued in the same manner on December 31, 1993.

(d) Summary of restricted (unvested) stock holdings at December 31, 1995 (these shares are included in the Securities Ownership Table on page 10 and in the Restricted Stock Awards column shown on the Summary Compensation Table):

                                                        # OF RESTRICTED       VALUE AT
NAME                                                      SHARES HELD    DECEMBER 31, 1995*
------------------------------------------------------  ---------------  ------------------
William A. Cooper.....................................        85,578         $2,834,771
Thomas A. Cusick......................................        51,710          1,712,894
Joseph P. Clifford....................................        31,506          1,043,636
Robert E. Evans.......................................        31,394          1,039,926
Lynn A. Nagorske......................................        31,370          1,039,131

    ----------------------------------
    *Based on the closing market price of TCF Common Stock at December 31,  1995 of $33.125 per share.

   The number of restricted shares held includes shares awarded under the 1994 restricted stock grants (footnote (b)). Dividends are paid, at the regular rate for TCF Common Stock, on all shares of restricted stock outstanding.

(e) Represents defined contribution plan (401-(k) supplemental) employer contributions, forfeitures and dividend allocations during 1995 as follows:
    Mr. Cooper, $33,812; Mr. Cusick, $15,338; Mr. Clifford, $11,693; Mr. Evans, $11,942; and Mr. Nagorske, $10,481; and insurance premiums paid for Mr. Cooper in 1995 of $4,654.

     GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS DURING 1995. There were no stock option grants in 1995 to Mr. Cooper or the other executives named in the Summary Compensation Table. TCF has not at any time awarded Stock Appreciation Rights ("SARs"), therefore there are no SARs outstanding.

    OPTION EXERCISES IN 1995 AND VALUE OF OUTSTANDING OPTIONS AT DECEMBER 31, 1995. The following table shows stock options that were exercised during 1995 by the five executives named on the Summary Compensation Table and the number and value of options still held at December 31, 1995. The value of options exercised during the year is determined as the difference between the market value of TCF Common Stock and the exercise price of the option on the date of exercise. The value of unexercised options is determined as the difference between the market value of TCF Common Stock and the exercise price at the end of 1995.

                     OPTION EXERCISES IN 1995 AND VALUE OF
                    OUTSTANDING OPTIONS AT DECEMBER 31, 1995

                                                  NUMBER OF SECURITIES
                                                       UNDERLYING
                                                   UNEXERCISED OPTIONS    VALUE OF UNEXERCISED
                       SHARES                        AT DECEMBER 31,     IN-THE-MONEY OPTIONS AT
                     ACQUIRED ON       VALUE            1995 (#)          DECEMBER 31, 1995 ($)
                      EXERCISE       REALIZED     ---------------------  -----------------------
NAME                     (#)            ($)          VESTED/UNVESTED         VESTED/UNVESTED
------------------  -------------  -------------  ---------------------  -----------------------
William A. Cooper             0              0           43,756/0              1,190,518/0
Thomas A. Cusick          3,200         74,912                0/0                      0/0
Joseph P. Clifford            0              0           43,466/0              1,183,985/0
Robert E. Evans          12,000        301,140           21,400/0                591,808/0
Lynn A. Nagorske              0              0           25,462/0                709,225/0

    REPRICING OF OUTSTANDING STOCK OPTIONS. TCF has not at any time engaged in the repricing of stock options.

    LONG-TERM INCENTIVE PLAN AWARDS FOR THE YEAR ENDED DECEMBER 31, 1995. There were no long-term incentive plan awards in 1995.

    TCF FINANCIAL EXECUTIVE DEFERRED COMPENSATION PLAN AND SENIOR OFFICER DEFERRED COMPENSATION PLAN. TCF has two plans which offer eligible executives an opportunity to defer payment of all or a portion of their incentive compensation, if any, and up to 30% of their yearly salary, until termination of employment.

Employees eligible to participate in the Executive Deferred Compensation Plan (the "Executive Deferred Plan") are employees of TCF Financial and its affiliates who are considered "executive officers" subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, including the five named executives. Deferrals of salary or incentive compensation are credited to a separate deferred compensation account for each participating employee maintained by each participating employer which is credited with earnings or losses measured by the earnings or losses of investments deemed to be selected by the employee. TCF Financial and the other participating employers have also established a trust (commonly known as a "rabbi" trust) to accumulate assets for payment of liabilities under the Executive Deferred Plan when they come due and contributed to it amounts equal to the amounts employees have deferred from their compensation. The trustee invests the assets of the trust in the same manner as the deemed investments of the Executive Deferred Plan in order to match the trust's assets as closely as possible to the liabilities of the Executive Deferred Plan. The trustee is authorized to borrow funds from TCF Financial in addition to unaffiliated lending institutions. All loans undertaken by the trustee are required to be adequately secured, to be approved in advance by the Personnel/Affirmative Action Committee of the Board and do not exceed such amounts as may be reasonably anticipated to be repaid out of deferrals of compensation by participants of the Executive Deferred Plan. The Executive Deferred Plan and trust provide that TCF Financial and the employers will in no event be liable for repayment of any loans undertaken by the trustee. Distributions from the Executive Deferred Plan will commence within 30 days after the employee's termination of employment, and will generally be paid over a period of 15 years after termination of employment, subject to acceleration by the Personnel/Affirmative Action Committee of the Board. Employees eligible for the Senior Officer Deferred Compensation Plan are generally employees of TCF Financial or any of its direct or indirect subsidiaries who are senior officers of TCF Financial or TCF Bank Minnesota or who hold the office of President or Executive Vice President of a subsidiary bank or President of a direct or indirect subsidiary of TCF Financial. The terms of the Senior Officer Plan are the same as the Executive Deferred Plan, except that borrowing is not permissible in the Senior Officer Deferred Plan.

    THE TCF CASH BALANCE PENSION PLAN. The TCF Cash Balance Pension Plan (the "Pension Plan") was adopted effective September 1, 1990, by the Board of Directors of TCF Bank Minnesota as an amendment and restatement of a predecessor plan, which had been in effect for the benefit of eligible employees since July 1, 1947. Benefits accrued before September 1, 1990 under various formulas, with the last such formula providing a benefit at retirement equal to 50% of final average pay reduced by 50% of Social Security benefits, pro-rated based on service. Participants in the Pension Plan since its amendment in 1990 to a "cash balance" formula receive monthly allocations to their accounts in the Pension Plan equal to a percentage of covered pay that year determined on the basis of each participant's age plus years of service. The allocation percentages range from 2.5% to 7.5%. Accounts are credited with interest quarterly at a rate tied to 30-year Treasury notes. The benefit for each participant is the sum of the monthly accrued benefit (if any) at September 1, 1990 under the prior pension plan formula (which was "frozen" at September 1, 1990 and does not increase based on compensation or years of service after that date) and the monthly benefit accrued thereafter under the cash balance formula. In addition to the Pension Plan, the executives named in the Summary Compensation Table participate in a Supplemental Employee Retirement Plan ("SERP") which remedies certain specified limitations on benefits that can be provided through the Pension Plan to executives. The benefits provided under the SERP are equal to the benefits that would be provided under the Pension Plan in the absence of limitations under Sections 401(k)(3), 401(m)(2), 414(s), 415, 402(g), 401(a)(5), and
401(a)(17) of the Internal Revenue Code (the "Code"), reduced by benefits actually provided under the Pension Plan. Also, one of the executives named in the table has an individual supplemental pension agreement which provides benefits based on the prior pension plan formula. The annual annuity benefit payable starting at normal retirement age (age 65) as accrued through December 31, 1995 under the Pension Plan, the SERP, and the supplemental agreement for the executives named in the Summary Compensation Table is as follows: Mr. Cooper, $74,403; Mr. Cusick, $34,537; Mr. Clifford, $30,952; Mr. Evans, $76,999
and Mr. Nagorske, $25,666.

    CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT. TCF Financial and TCF Bank Minnesota entered into an employment agreement with William A. Cooper effective July 1, 1993, for a term of three years. This agreement supersedes a prior employment agreement between the companies and Mr. Cooper which expired on June 30, 1993. The agreement is for a period to and including June 30, 1996, or until Mr. Cooper's earlier removal, death or permanent disability. The agreement provides for a base salary of not less than $500,000 annually. In the event of Mr. Cooper's removal "without cause" (as defined in the agreement), and not due to death or disability, his salary, incentive pay and benefits will continue through the end of his term of employment under the agreement. If, however, a termination without cause occurs within the last twelve months of the contract, Mr. Cooper's salary and benefits will continue for an extended period of twelve months from the date of such termination. If Mr. Cooper's employment is not continued by TCF Financial after June 30, 1996, unless for "cause" (as defined), a termination of employment without cause is deemed to occur, resulting in continuation of his salary, incentive pay and benefits for twelve months after June 30, 1996. Receipt of continued payments after such a termination is contingent on compliance with certain noncompetition and nonsolicitation provisions of the agreement. Mr. Cooper's employment agreement also includes certain severance arrangements in the event of a termination of employment without cause (as defined) within 24 months after a change in control (as defined). It is expected that Mr. Cooper's employment contract will be amended and extended prior to its expiration.

    CHANGE IN CONTROL AND TERMINATION ARRANGEMENTS. The Personnel/Affirmative Action Committee and the Board have adopted special severance agreements with ten executive officers, including Mr. Cooper. In the case of Mr. Cooper, this agreement is included in his employment contract (see "Chief Executive Officer Employment Agreement"). The severance agreements for executives take effect in the event of a change in control of TCF Financial and provide payments to the executive in the event of a termination of employment within 18 months after the change in control and other than on account of death, disability, cause (as defined) or voluntary resignation (as defined). The agreements generally provide for payment of a lump sum equal to two times the executive's annual compensation plus the value of stock options and restricted stock forfeited as a result of the termination of employment, as well as continuation of medical, group life and group long-term disability plans for 24 months at the same cost to the executive as for an active employee. In the event TCF Bank Minnesota is unable to pay the amounts due as a result of regulatory restrictions, the amounts will be paid by TCF Financial. If the employment of the executives named in the Summary Compensation Table had been terminated on December 31, 1995 pursuant to a change in control of TCF, the named executives would have been entitled to receive the following amounts: Mr. Cooper, $5,943,120; Mr. Cusick, $2,790,287; Mr. Clifford, $3,055,436; Mr. Evans, $2,454,663 and Mr. Nagorske, $2,525,165.

COMPENSATION OF TCF DIRECTORS

    In 1995 each non-employee director ("outside director") who served on the board of TCF Financial was entitled to a cash retainer fee of $20,000 per year and a fee of $700 for each board meeting attended and $300 for each committee meeting attended ($500 for committee chairpersons) of TCF Financial. Non-employee directors who served on boards of both TCF Financial and a subsidiary bank were not entitled to receive an additional retainer for service on the bank board, but were entitled to receive regular per meeting fees authorized by that bank for outside directors. If, however, the Audit Committees of TCF Financial and TCF Bank Minnesota, or the Personnel/Affirmative Action Committees of TCF Financial and TCF Bank Minnesota, met on the same day the total fee due to a director for both committee meetings was only the fee for a meeting of the TCF Financial committee.

    The foregoing cash fees for directors will be the same in 1996, except that for those directors who serve as director of a subsidiary bank additional meeting fees at the rate paid by the bank will be received. In addition, in October 1991 a program was approved (and renewed in 1994) under which 1,000 shares of TCF Common Stock are distributed to each outside director of TCF Financial after each fiscal year in which TCF Financial's ROE exceeds a stated percentage determined from time to time by the Board. Pursuant to this program, shares were distributed in January 1996 because TCF's ROE exceeded the stated percentage in 1995. A revised version of this program, in which shares awarded are based on the director's annual retainer rather than a fixed number of shares, is being submitted for shareholder approval at this meeting.

    Directors are allowed to defer payment of any or all cash fees until retirement from the Board. A plan has been adopted which provides that deferred fees will be invested in TCF Common Stock. A retirement benefit is provided for outside directors with five or more years of service on the Board (including service with TCF Bank Minnesota). For five through nine years of service, the retirement benefit is 10% per year of service of the base fee paid in the last year of service as a director, and it is paid for a period equal to the director's years of service. For directors with ten or more years of service, the retirement benefit is equal to the full amount paid as a base fee in the director's last year on the Board and it is paid for a period equal to the director's years of service. The plan includes vesting in the event of a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Personnel/Affirmative Action Committee in 1995 were Daniel F. May, Bruce G. Allbright, Luella G. Goldberg and Ralph Strangis. None of these individuals is an executive officer, employee or former employee of TCF. The law firm of Kaplan, Strangis and Kaplan, P.A. of which Mr. Strangis is a member, was retained by and rendered service to TCF Financial in 1995, for an amount which was not greater than 5% of TCF Financial's or the firm's annual gross revenues. TCF believes that the terms and conditions of its relationship with Kaplan, Strangis and Kaplan, P.A. are as favorable as those that could be obtained from arm's length negotiations with unassociated third parties.

REPORT OF TCF PERSONNEL/AFFIRMATIVE ACTION COMMITTEE ON EXECUTIVE COMPENSATION

    The Personnel/Affirmative Action Committee of the Board (the "Committee") is comprised entirely of directors who are not and have not at any time in the past been executive officers of TCF or any subsidiary of TCF. The Committee is responsible for ensuring that compensation for executives is consistent with the stated compensation philosophy of TCF, for recommending executive compensation proposals to the Board for approval and for awarding stock options and restricted stock grants.

    The general process by which the Committee makes executive compensation decisions is as follows: The Committee annually evaluates the performance of TCF's Chief Executive Officer, William A. Cooper, and the other four executives named in the Summary Compensation Table. The Committee considers and approves salary, incentive programs and stock awards for a given year in December of the preceding year and in January of that year. The final deliberations prior to setting annual salaries and awarding incentives are made without the presence of Mr. Cooper or any other affected executives, and may or may not include consultation with an independent professional consultant, according to what the Committee determines is appropriate. In determining what to approve, the Committee takes into account results of a peer group study provided to the Committee in June of each year, proposals from the Chief Executive Officer, opinions of an independent professional consultant (if requested), the TCF Compensation Philosophy set forth later in this Report and any other pertinent information which is brought before it. The peer group used in this study is the same as the peer group in the TCF Comparative Stock Performance chart that follows this report. The Committee does not assign specific weights to or otherwise specifically use measures of corporate performance when designing or approving executive compensation arrangements, but it does consider the overall level of executive compensation and performance of TCF relative to its peer group.

    The peer group study the Committee reviewed in June 1994, which was taken into account in setting 1995 executive compensation, indicated that TCF's performance ranked fifth highest in the peer group while TCF's total executive compensation (salary, bonus and other compensation) ranked seventh highest in the peer group. The Committee incorporates specific measures of corporate performance in the incentive arrangements and stock awards for executives, as described later in this Report.

    The Committee and Board have adopted a Philosophy of Compensation and have designed the compensation system around this philosophy. The Philosophy of Compensation is as follows:

        1. TCF believes that the compensation system should attract and retain experienced, highly qualified bankers.

        2. TCF believes in pay for performance based on specific written financial goals and objectives. Total executive compensation should have a large component of incentive compensation based on performance. Incentive compensation should be at risk, i.e., payment should be based on performance.

        3. TCF believes that executive compensation should have both a short-term (annual) and a long-term orientation, both as to the amount and form of payment.

        4. TCF believes that executive compensation levels should be measured by a comparison to peers as well as other factors such as specific individual contributions.

        5. TCF believes that the overall compensation level of TCF Executive Management should parallel the overall performance of TCF as compared to its peers, i.e., top performance results in top levels of compensation, lower performance results in lower levels of compensation.

        6. TCF believes that executive compensation should result in TCF Executive Management having a significant investment in TCF Common Stock.

        7. TCF believes that the incentive compensation system should be designed to encourage TCF Executive Management to defer and invest incentive compensation.

    SALARIES. Mr. Cooper's salary is determined under the terms of an employment contract which allows (but does not require) base salary to be increased annually. Salaries of the other named executives are reviewed annually. The Committee does not use any specific business or performance factors in making annual salary determinations. In determining salaries the Committee takes into account the results of the peer group study received in June of the preceding year. The study the Committee reviewed in determining 1995 salaries indicated TCF's performance ranked fifth in the peer group while TCF's executive salaries ranked sixth in the peer group. In 1995 TCF completed a combination with Great Lakes effective on or about February 8, 1995. This combination increased TCF's asset size by over 50% or approximately $2.5 billion in assets, expanded its geographic area of operations and substantially increased management's responsibilities. Accordingly, for 1995 the Committee determined to adjust 1995 salaries upward to take into account the combination with Great Lakes. Salaries were not increased in 1996 for any of the named executives.

    INCENTIVE COMPENSATION. The Committee and the Board approved in 1994 a three-year program under which the incentive compensation of Mr. Cooper and the other four named executives (as well as certain other executives) is determined in a range from 0% to 125% of base salary depending in each case on the Return on Average Assets ("ROA") achieved by TCF. ROA is computed based on after-tax earnings, excluding extraordinary gains and losses and other nonrecurring items, and adjusted to reflect charges related to mergers and acquisitions, at the discretion of the Committee, divided by average total assets. The following chart summarizes the ROA ranges and corresponding bonuses (ROA achievement between stated goals results in prorated bonuses):

TCF ROA                                   1.0%   1.1%   1.2%   1.3%   1.4%
----------------------------------------  ----   ----   ----   ----   ----
Corresponding Bonus (% of base
 salary)................................  35%    50%    75%    100%   125%

    TCF's ROA for purposes of calculating incentives under the program for 1995 was 1.31%. The incentives awarded to Mr. Cooper and the other named executives for 1995 performance under the 1994-96 ROA-based incentive plan, expressed as a percentage of salary, totaled 102.5% each. No targets, goals or requirements were waived by the Committee in determining the incentive compensation to be paid. ROA targets are also established as the basis for incentive compensation at TCF subsidiary banks in Minnesota, Illinois and Wisconsin, and for Great Lakes.

    The Committee has decided to qualify the ROA-based annual incentive payable to Mr. Cooper, and to any other executive officer whose compensation might exceed the Code Section 162(m) limitation in a calendar year, as "performance-based" within the meaning of Section 162(m) of the Code, starting with incentives earned in the 1996 calendar year. As a result, the determination of ROA for Mr. Cooper's bonus will be based on the definition of ROA set forth in the performance-based incentive policy, subject to modification by the Committee as provided in the Policy. Mr. Cooper is the only executive subject to the performance-based incentive policy for 1996. A complete description of the terms of the performance-based incentive policy is included in the discussion under Proposal 4 in this Proxy Statement.

    STOCK OPTIONS. TCF has not awarded stock options to Mr. Cooper or any of the named executives since 1991. The Committee also does not plan to award any stock options to any of the named executives in the future, as long as the stock grant program described in the following paragraphs is in effect.

    RESTRICTED STOCK GRANTS. Awards of restricted stock grants were made to Mr. Cooper and the four other named executives effective March 21, 1994 in amounts approximately equal in value to three times their then-current salary. The Committee considered, among other factors, the amount and terms of other restricted stock grants before making these awards. Specifically, the Committee reviewed the number of shares granted to the executives under a stock grant program in 1991 and decided to award somewhat fewer shares in 1994 because the market value of TCF Common Stock had increased since 1991. At March 1994 values of TCF Common Stock, this number of shares approximated three times salary for each executive. The awards were made in consideration of services in 1993 as well as future services and performance. Vesting of these stock awards will occur in January 1998, subject in general to continuing employment through that date, in a percentage determined on the basis of the Return on Average Common Equity ("ROE") of TCF for each of the fiscal years 1994-97, under the following schedule:

TCF ROE                                                       VESTING     SHARES FORFEITED
---------------------------------------------------------  -------------  ----------------
Less than 15.0%..........................................           0%    20% of shares
15.0% to 16.5%...........................................          20%
16.6% to 17.5%...........................................          25%
17.6% or more............................................          33%

    If a vesting percentage has been achieved for any period, such shares are not subject to forfeiture. For example, if ROE results for 1994 and 1995 were 16%, the ROE results for 1996 and 1997 were 17%, and the ROE for 1998 was 14.5%, the forfeiture on January 1, 1999 would be limited to the 10% shares remaining. In the event that any part of the stock award is not vested, and has not been forfeited, by January 1998, the remainder will vest or be forfeited on January 1, 1999 under the schedule above, subject in general to continuing employment through that date. ROE will be computed on the basis of after-tax earnings, excluding preferred stock dividends, extraordinary gains and losses and other non-recurring items and adjusted to reflect charges related to mergers and acquisitions, at the discretion of the Committee, and divided by average total common equity. For 1995, TCF's ROE for purposes of calculating the vesting percentage of these stock awards was 20.31%, therefore the vesting percentage achieved for that year under the chart set forth above was 33%. The vesting percentage achieved for 1994 was 33% also, resulting in a cumulative vesting percentage through the end of 1995 of 66% (although actual vesting will not occur until January 1, 1998, subject in general to continuing employment with TCF through that date.) Mr. Clifford retired from service with TCF Financial effective January 2, 1996. In consideration for his agreement not to seek employment in a field which would compete directly with TCF Financial, the Committee determined he was entitled to vesting of 19,800 shares of his 1994 stock award of 30,000 shares, with the remaining shares being forfeited.

    SARS/REPRICING  OF  OPTIONS.    The  Committee  has  not  awarded  any stock
appreciation rights ("SARs") to date and has no intention to do so. TCF has also not engaged in any repricing of options.

    COMPENSATION OF MR. COOPER. Mr. Cooper's salary remains the same in 1996 as it was in 1995 (see SALARIES, earlier in this report). The Committee has approved an ROA-based incentive program to be in effect throughout 1994-96. Under this incentive program Mr. Cooper may receive annual cash bonuses of 0% to 125% of base pay, depending on TCF's ROA for each of the years 1994-96. (See INCENTIVE COMPENSATION earlier in this report). Mr. Cooper's bonus for 1995 was 102.5% of base pay. The amount of his bonus was determined on the basis of TCF's 1995 ROA performance. No targets, goals or requirements were waived by the Committee in determining the amount of Mr. Cooper's bonus for 1995. Mr. Cooper was awarded a grant of 40,000 shares (adjusted to 80,000 shares to give effect to the November 30, 1995 2-for-1 stock split, which was effected in the form of a 100% stock dividend) of restricted stock effective as of March 21, 1994, under the 1994 Restricted Stock Grant program described earlier in this Report. These shares will vest no earlier than January 1, 1998, subject to performance-related and continuing employment vesting requirements. We encourage shareholders to refer to the earlier sections of this report for details on these programs, and in particular the performance-related and other requirements that they incorporate.

    $1 MILLION COMPENSATION CAP. There is a $1 million limit on the deductibility of certain compensation for federal income tax purposes established by  the  Omnibus Budget  Reconciliation  Act of  1993  (the  "Budget

Act"). The Committee has decided to qualify the ROA-based annual incentive program of Mr. Cooper for 1996 as "performance-based" for purposes of that Act pursuant to the performance-based incentive policy that is being submitted to stockholders for approval at this Annual Meeting. A complete description of the performance-based plan is found in the discussion under Proposal 4 of this Proxy Statement. The Committee intends that in the event superior performance results in compensation exceeding the limitation, the Committee will have the option of requiring mandatory deferral of amounts in excess of the limit.

    The Committee believes that its current compensation philosophy has served TCF stockholders fairly, as demonstrated by the linkage of executive pay to performance-related goals and the return to TCF stockholders relative to that of the S&P 500 Index, the SNL Thrift Index and a TCF-selected group of industry peers (see "TCF Comparative Stock Performance Graph").

    The Committee plans to continue the same compensation philosophy for the foreseeable future. By the Personnel/Affirmative Action Committee:

       Daniel F. May, Chairman
       Bruce G. Allbright
       Luella G. Goldberg
       Ralph Strangis

                    [This space has been left blank intentionally.]

TCF COMPARATIVE STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on TCF Common Stock over the last five fiscal years with the cumulative total return of the Standard and Poor's 500 Stock Index, the SNL Thrift Index and a TCF-selected group of peer institutions over the same period (assuming the investment of $100 in each vehicle on December 31, 1990 and reinvestment of all dividends). The SNL Thrift Index includes every publicly traded thrift institution in the U.S., a total of 406 companies as of December 31, 1995, and provides a context for comparing the TCF-selected peer group to the rest of TCF's industry. The TCF-selected group of peers consists of eleven financial institutions, five of which are thrift institutions and the other six of which are banking institutions. The institutions consist of the following: Charter One Financial, Inc.; Commerce Bancshares, Inc.; FirstMerit Corporation (formerly known as First Bancorporation of Ohio); FirstFed Financial Corp.; First Financial Corporation (WI); First Virginia Banks, Inc.; Provident Bancorp, Inc.; Standard Federal Bancorporation, Inc.; Star Banc Corporation; St. Paul Bancorp, Inc.; and UMB Financial Corporation (formerly known as United Missouri Bancshares, Inc.). For 1994, the peer group included West One Bancorp and Fourth Financial Corporation, which in 1995 were removed from the peer group as a result of mergers which made them no longer comparable. All thrift institutions in the peer group are publicly held and, except for one, are among the top 25 nationally in terms of market capitalization, ranging in size from $4 billion to $14 billion in total assets. The banks in the peer group are publicly held and have total assets ranging from $5 billion to $10 billion. With two exceptions, all peer group members are located in the Midwest.

                          TCF STOCK PRICE PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       12/31/90   12/31/91   12/31/92   12/31/93   12/31/94   12/31/95
S&P 500 Total Return      100.00     130.48     140.41     154.57     156.29     210.57
TCFFinancial              100.00     261.05     398.45     477.27     596.08     981.40
1995 TCF Peer Group       100.00     168.57     235.21     253.24     246.07     369.88
1994 TCF Peer Group       100.00     162.51     229.58     247.77     242.97     374.62
SNL Thrift Index          100.00     156.52     218.05     278.20     275.89     431.34

                                                         12/31/90     12/31/91     12/31/92     12/31/93     12/31/94     12/31/95
                                                        ----------------------------------------------------------------------------
S&P 500 Total Return                                        100.00       130.48       140.41       154.57       156.29       210.57
TCF Financial                                               100.00       261.05       398.45       477.27       596.08       981.40
1995 TCF Peer Group                                         100.00       168.57       235.21       253.24       246.07       369.88
1994 TCF Peer Group                                         100.00       162.51       229.58       247.77       242.97       374.62
SNL Thrift Index                                            100.00       156.52       218.05       278.20       275.89       431.34

CERTAIN TRANSACTIONS OF TCF DIRECTORS AND OFFICERS

    During 1995, TCF Financial and its "significant subsidiaries" (TCF Bank Minnesota, TCF Bank Illinois, TCF Bank Wisconsin, Great Lakes Bancorp, and TCF Mortgage) did not have any material transactions with directors or executive officers. Great Lakes Bancorp had a loan transaction with one director in which the outstanding aggregate indebtedness exceeded $60,000 in 1995, which is set forth below. Loans were, however, made to certain family members of directors and executive officers. All loans to these individuals were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than the normal risk of collectability or present other unfavorable features.

                                                  LARGEST AMOUNT OF       AMOUNT
                                                     INDEBTEDNESS     OUTSTANDING AT
                                       YEAR         OUTSTANDING IN      JANUARY 1,    INTEREST
                                    ORIGINATED           1995              1996         RATE
                                   -------------  ------------------  --------------  ---------
Mark K. Rosenfeld................        1993(1)      $  157,218        $  152,957        7.375%

------------------------
(1) Residential Loan

                                   PROPOSAL 2
                      RATIFICATION OF TCF'S APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board has appointed the firm of KPMG Peat Marwick LLP, independent public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 1996.

    A proposal to ratify the appointment of KPMG Peat Marwick LLP will be presented to the stockholders at the Annual Meeting. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they so desire.

    THE TCF BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TCF STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                                   PROPOSAL 3
                              APPROVE A DIRECTORS
                              STOCK GRANT PROGRAM

    Since 1991 TCF Financial has had in place a stock grant program for directors of TCF Financial. A revised version of the program was approved by the Board in April 1995 and is now being submitted for stockholder approval. Under the new program (the "Program"), nonemployee directors of TCF Financial (currently there are ten) can each earn shares of TCF Common Stock equal to the amount of their annual retainer fee for each fiscal year in which TCF Financial's ROE exceeds a stated goal (currently 15%) determined by the Board from time to time. The purpose of the Program is to attract and retain qualified individuals to serve as directors of TCF Financial and to encourage and enhance ownership of TCF Common Stock by these individuals. Approval of the Program by stockholders is being sought so that the Program qualifies for exemption from short-swing profit liability pursuant to Rule 16b-3 under the Securities Exchange Act of 1934. If stockholders do not approve the Program, the Board will continue the Program without application of Rule 16b-3 or may seek a ruling that the Rule 16b-3 exemption is not required. The following summary description of the Program to be approved by stockholders is qualified in its entirety by reference to the full text of the Program, a copy of which may be obtained by the stockholders of TCF Financial upon request directed to TCF Financial's Corporate Secretary at 801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402-2807.

    Full power to construe, interpret and administer the Program is vested with a committee consisting of the employee directors of the Board (the "Committee"). Under the Program, each director of TCF

Financial will initially receive an award of restricted shares equal in value to three times the total amount of his or her annual retainer fee. Vesting will occur over a minimum of three years, and is based on the attainment of the ROE goal (currently 15%) established each year by TCF Financial. If the goal is not achieved, no vesting occurs for that year. There is not, however, a forfeiture in years (if any) when the goal is not achieved, so that the grant is effectively extended for an additional year in such circumstances. If some or all of the restricted shares are not vested on the basis of attainment of ROE goals by ten years after the grant date, and if the director is still with TCF Financial on that date, then any remaining restricted shares will become vested on that date. Dividends are paid, at the regular rate for TCF Common Stock, on all shares of stock outstanding. This Program will take effect after the shares awarded under the prior directors' stock program vest. New directors are subject to the new Program.

    Had the Program been in effect in 1995 (assuming prior grants had fully vested) each director would have been awarded restricted shares of TCF Common Stock in early 1995 equal to three times the annual retainer of $20,000 divided by the then-prevailing market price of approximately $40 per share, or 1,500 shares ($60,000 divided by $40). The grant would have been doubled to 3,000 by the stock split, effective November 30, 1995. One third of the grant, or 1,000 shares, would have vested in early 1996 based on TCF Financial's achievement of greater than 15% ROE in 1995. Based on the current number of outside directors
(ten), and the December 31, 1995 market price for TCF Common Stock of $33.125, the aggregate value of shares vested to all directors under the Program for 1995 would have been $331,250. An additional 1,000 shares would vest for each director for each of the years 1996 and 1997 if the ROE goal was met for those years. Thereafter, a new award of restricted stock would be made in 1998, subject to vesting in the same manner as just described.

    If a nonemployee director of TCF Financial ceases to be a member of the Board for any reason (including, but not limited to, death, total or partial disability, or normal or early retirement), all shares which at the time of the director's departure are not vested are forfeited and returned to TCF Financial unless the Committee, pursuant to its discretion, determines to remove any or all the restrictions on the shares. In the event the director's departure qualifies as a retirement from service on the Board of TCF Financial, however, pursuant to the board policy on director retirement in effect at that time, all shares become fully vested. The Program also provides for vesting of all shares in the event of a change in control (as defined) not approved in advance by a majority of the Board.

    Last year TCF Financial shareholders approved the TCF Directors Deferred Compensation Plan and Trust Agreement (the "Plan"), which allows the non-employee directors to elect to defer, by written notice, all or a portion of their awards of stock and to defer all or part of their fees for Board service, with such fees being invested in TCF Common Stock. Providing directors with this deferral opportunity on stock awards enhances their retention of shares awarded under the Program by avoiding the forced sale of shares to cover income tax liability that would be due on non-deferred shares at the time the shares become vested. Deferred shares are held in trust for the director in an account, with dividends reinvested in TCF Common Stock, until such time as the director's service on the Board shall terminate, at which time the deferred shares that are vested shall be distributed to the director in accordance with instructions provided at the time the shares were awarded. TCF also maintains a stock grant program for nonemployee directors of insured institution subsidiaries of TCF Financial which is similar to the Program described herein. Stockholder approval is not being sought for the stock award program that applies to subsidiary directors because subsidiary directors are not subject to Rule 16b-3. Shares awarded to directors of insured institution subsidiaries are subject to deferral in the same manner as shares under the Program. As of December 31, 1995, directors of TCF Financial and subsidiaries had deferred stock awards and fees invested in stock equaling a combined total of 81,563 shares of TCF Common Stock, with a market value of $2,701,774 as of that date.

    THE TCF BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TCF STOCKHOLDERS VOTE FOR THE APPROVAL OF THE DIRECTORS STOCK GRANT PROGRAM.

                                   PROPOSAL 4
                                 APPROVAL OF A
                       PERFORMANCE-BASED INCENTIVE POLICY

    On January 22, 1996, a committee of the Board qualifying as "independent" for purposes of Code Section 162(m) approved the TCF Performance-Based Compensation Policy for Covered Executive Officers (the "Policy"). The Policy is intended, among other things, to allow the continuation of the ROA-based annual incentive plan adopted by the Board and approved by TCF stockholders in 1994 for the years 1994-96 while maintaining full deductibility of compensation under Code Section 162(m). Under the ROA-based annual incentive plan (see "Report of TCF Personnel/Affirmative Action Committee on Executive Compensation -- Incentive Compensation"), executives have the opportunity to earn annual incentives ranging from 0% to 125% of base salary, depending on the ROA achieved by TCF Financial. When the ROA-based incentive plan was approved by stockholders in 1994, TCF did not seek to qualify it as a performance-based plan for purposes of Code Section 162(m). As a result of superior performance by TCF Financial in the intervening years, however, and corresponding increases in the incentives which may be earned, the Committee has decided to submit an ROA performance-based incentive plan for stockholder approval. In addition, the Committee has included in the Policy performance measures other than ROA which the Committee may use in making other performance-based awards in the future. The Policy is effective as of January 1, 1996, subject to its approval by stockholders and is expected to remain in effect until terminated or suspended by the Committee, or until another such policy is submitted for stockholder approval.

    TCF Financial currently intends that the incentive compensation awarded to each Covered Executive Officer (as defined below) pursuant to the Policy for the taxable year commencing January 1, 1996 and each taxable year thereafter will be deductible by TCF Financial for federal income tax purposes in accordance with Code Section 162(m) and regulations published relating thereto (the "Regulations"). Since one of the requirements is stockholder approval of certain terms of a plan, TCF Financial is submitting the Policy for stockholder approval in order to be able to take advantage of the exemption provided in Code Section 162(m) for performance-based compensation. If the stockholders do not approve the Policy, TCF Financial expects to continue the ROA-based annual incentive plan and to make other awards of compensation from time to time. In the event of continued superior performance by TCF Financial resulting in compensation that might otherwise exceed the limitation of Code Section 162(m), the Committee would have the option of requiring mandatory deferral of any amounts that might otherwise not be deductible as a result of Code Section 162(m).

SUMMARY OF THE PERFORMANCE-BASED POLICY

    The following summary description of the Policy is qualified in its entirety by reference to the full text of the Policy, a copy of which may be obtained by the stockholders of TCF Financial upon request directed to TCF Financial's Corporate Secretary at 801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402-2807.

    The Policy applies to the Chief Executive Officer of TCF Financial, Mr. Cooper. In addition, the Policy allows the Committee to identify each year as many as four other executive officers who will also be subject to the Policy for that year. Mr. Cooper and any other such individuals identified by the Committee are hereinafter referred to as "Covered Executive Officers." Each year, on or before the latest date permitted under Section 162(m) of the Code, the Regulations, or in ruling or advisory opinions published by the Internal Revenue Service (the "IRS"), the Committee may establish performance-based goals for the Covered Executive Officers for that year. Awards may be made in the form of cash, stock, restricted stock, or any combination thereof. Performance goals can be based on any one or more of the following business criteria as the Committee may select:

        (i)  NET INCOME --  TCF's or Business Unit's  (subsidiary or division of
    TCF) after-tax net income for the applicable calendar year as reported in TCF's or Business Unit's consolidated financial statements, adjusted to eliminate the effect of the following: (1) restatements of financial results as a result of an acquisition (for the part of the calendar year preceding the acquisition) accounted for as a pooling of interests; (2) the effect of an acquisition completed in the calendar year on operations for the remainder of that calendar year, regardless of the accounting method used for the acquisition; (3) losses resulting from discontinued operations; (4) extraordinary gains or losses; (5) the cumulative effect of changes in generally accepted accounting principles ("GAAP"); and (6) any other unusual, non-recurring gain or loss which is separately identified and quantified in TCF's or a Business Unit's financial statements in accordance with GAAP.

        (ii) ROE -- Net Income of TCF, less dividends on preferred stock held by an unaffiliated third party, on an annualized basis, divided by TCF's Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from Statement of Financial Accounting Standards ("SFAS") 115) for the applicable calendar year.

       (iii) ROA -- Net Income of TCF Financial on an annualized basis, divided by TCF's average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the applicable calendar year.

        (iv) BUSINESS UNIT ROA -- Net Income of a Business Unit or subsidiary managed by a Covered Executive Officer on an annualized basis, divided by the Business Unit's or subsidiary's average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the applicable calendar year.

        (v) BUSINESS UNIT ROE -- Net Income of a Business Unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, on an annualized basis, divided by the business unit's or subsidiary's Average Total Common Equity including preferred stock held by an affiliated entity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS
    115) for the applicable calendar year.

        (vi) ROTE -- Net Income of TCF Financial plus amortization of goodwill, both on an annualized basis, tax effected at TCF's statutory state and federal corporate tax rate, less dividends on preferred stock held by an unaffiliated third party on an annualized basis, divided by beginning of the year tangible common equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the applicable calendar year.

       (vii) BUSINESS UNIT ROTE -- Net Income of a Business Unit or subsidiary managed by a Covered Executive Officer, plus amortization of goodwill of the business unit or subsidiary, both on an annualized rate, tax effected at TCF's statutory state and federal corporate tax rate, less dividends on preferred stock held by an unaffiliated third party on an annualized basis, divided by the business unit's or subsidiary's beginning of the year tangible common equity including preferred stock held by an affiliated entity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the applicable calendar year.

      (viii) EARNINGS PER SHARE -- Net Income of TCF divided by TCF's weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation's primary or basic earnings per share under GAAP, for the applicable calendar year, adjusted to eliminate the effect of mergers or acquisitions completed during the calendar year where those mergers or acquisitions resulted in adjustments to Net Income.

        (ix) AVERAGE TOTAL COMMON EQUITY -- Average total common equity of TCF Financial or a Business Unit, for the applicable calendar year, adjusted to eliminate the effect of mergers or acquisitions completed during the calendar year where those mergers or acquisitions resulted in adjustments to Net Income.

    The maximum award that may be made under the Policy for a calendar year to the Chief Executive Officer is 2% of Net Income. The maximum award that may be made under the Policy for a calendar year for other Covered Executive Officers is 1% of Net Income per person. Calculations made pursuant to the Policy will be made in accordance with procedures reasonably designed to implement its terms. The Committee has the right to exercise discretion in a manner that would decrease (but not increase) the amount of an award otherwise payable under the Policy. The Committee may at any time terminate or suspend this Policy, or amend or modify this Policy to include any provision that, in the opinion of counsel, would be required by Section 162(m) of the Code, the Regulations, or rulings or advisory opinions published by the IRS, except that any amendment for which stockholder approval is required under Code Section 162(m) will be subject to receipt of such approval. The Committee may disregard the Policy if it determines it is in the Company's best interests to do so. In such event, if compensation no longer qualifying as "performance-based" under Code section 162(m) might otherwise exceed the deductibility limit of Code Section 162(m) the Committee expects to have the option of requiring mandatory deferral of amounts that would exceed the limit.

    If the Policy had been in effect in 1995 and each named executive had been designated by the Committee to participate in the Policy, the Board expects payments would have been consistent with those under TCF Financial's existing bonus plan. Thus, if the Policy had been in effect in 1995, the persons named in the Summary Compensation Table would have been awarded bonuses in the amounts set forth opposite their names in such table. Other executive officers as a group would not have been awarded any benefits for 1995 under the Policy had it been in effect in 1995, because the policy only applies, at most, to five executives. (However, the other executives as a group would have received the same bonuses as they actually did receive in 1995.) An incentive compensation award paid in stock or restricted stock pursuant to this Policy may also be governed by the provisions of the TCF Financial 1995 Incentive Stock Program. Voluntary deferral of an incentive compensation award paid in cash, stock or restricted stock under this Policy may be made pursuant to the provisions of TCF Financial's Executive or Senior Officer Deferred Compensation Plan.

    The Committee has approved the ROA-based incentive plan for 1996 for Mr. Cooper and for eleven other executives, including three of the named executives other than Mr. Cooper. (See "Report of TCF Personnel/Affirmative Action Committee on Executive Compensation -- Incentive Compensation" for a description of the ROA-based incentive plan.) However, Mr. Cooper is the only Covered Executive Officer under the Policy for 1996 (i.e., the Committee has not designated any other executives as such for 1996). As required by Code Section 162(m), the Committee has no authority under the Policy to exercise discretion in a manner that would increase the ROA-based annual incentive payable to Mr. Cooper under the Policy for 1996. However, such discretion has been retained with respect to ROA-based annual incentives that may become payable to the other named executives, since they are not covered by this Policy in 1996.

    THE TCF BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TCF STOCKHOLDERS VOTE FOR THE APPROVAL OF A PERFORMANCE-BASED INCENTIVE POLICY.

                             STOCKHOLDER PROPOSALS

    Any stockholder wishing to have a proposal considered for inclusion in TCF Financial's 1997 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of TCF Financial no later than November 23, 1996. The Board will review any stockholder proposals which it receives by this date and will determine whether any such proposal should be included in its 1997 proxy solicitation materials. Matters and proposals so presented may be excluded from the 1997 proxy solicitation materials if they fail to meet certain criteria. Stockholders are urged to submit any such proposal by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require TCF Financial to include in its proxy statement and proxy relating to the 1997 annual meeting of stockholders any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

    Any stockholder proposals for the annual meeting which are not presented to TCF Financial for inclusion in its proxy solicitation materials, as described above, must comply with TCF Financial's Bylaws. They require that a stockholder provide notice of any proposal to be submitted at any annual meeting to be delivered to the Secretary of TCF Financial not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs not less than 70 days prior to the date of the meeting, in which event stockholders must deliver such notice not later than the tenth day following the earlier of the day on which notice of the annual meeting was mailed or public disclosure of the meeting date was made. Public disclosure of the date of the Annual Meeting for 1996 was made on February 14, 1996 by distribution of a news release. Notice was also published in the legal notice section of newspapers in Minnesota, Michigan and Wisconsin on February 13, 1996, and on February 14, 1996 in Illinois. TCF Financial did not receive any notice of any proposal within the requisite period. The Bylaws also provide procedures for stockholders to nominate directors for election at an annual meeting of stockholders. These procedures were discussed earlier in this Proxy Statement. See "Election of TCF Directors -- Information on Directors and Nominees."

    The discussion of the Bylaws in this Proxy Statement concerning a stockholder proposal or a stockholder director nomination for consideration at an annual meeting of stockholders is intended to summarize the relevant Bylaws. These summaries are qualified in their entirety by reference to those Bylaws.

                                 ANNUAL REPORT

    TCF FINANCIAL WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED HEREBY A COPY OF ITS 1995 ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC UPON THE WRITTEN REQUEST OF SUCH STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO THE OFFICE OF CORPORATE SECRETARY, TCF FINANCIAL.

                                     [LOGO]

                                   SUMMARY OF
                             DIRECTORS STOCK PROGRAM


     1.   PURPOSE.

          The purpose of the Directors Stock Program (the "Program") is to attract and retain qualified individuals to serve as directors of TCF Financial Corporation (the "TCF Financial") and its subsidiaries, and to encourage and enhance ownership of TCF Common Stock by these individuals.

     2.   ADMINISTRATION.

          Full power to construe, interpret and administer the program is vested with a committee consisting of the employee directors of the Board of TCF Financial (the "Committee"). In the event such directors at some time do not qualify as disinterested administrators for purposes of Rule 16b-3 of the Securities and Exchange Commission (the "SEC"), if disinterested administration is then required in order for the shares of TCF Stock awarded under the Program to be exempt under Rule 16b-3, then the Board of Directors will appoint a new Committee which qualifies under the provisions of Rule 16b-3 as then in effect. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program.
A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.
Any determination of the Committee under the Program may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members.

     3.   PARTICIPANTS.

          Participants in the Program will consist of the outside directors of TCF Financial and its subsidiaries from time to time.

     4.   BENEFITS.

          Director restricted stock awards will consist of common shares transferred to Directors without other payment as additional compensation for their services to TCF Financial or one of its subsidiaries.

          Each director of TCF Financial or its subsidiaries will initially receive an award of restricted shares equal in value to three (3) times the total amount of his or her annual retainer fee. Value will be determined on the basis of the Fair Market Value of TCF Stock on the day the award is made, based on the annual retainer in effect on that day. During the time the shares are restricted, they will not be transferable by the directors and a legend will be placed on the stock certificates to that effect. Vesting will occur over a minimum of three years, and is based on the attainment of the ROE goal (currently 15%) set for the award by the Committee. If the goal is not achieved, no vesting occurs for that year. There is not, however, a forfeiture in years (if any) when the goal is not achieved, so that the grant is effectively extended for an additional year in such circumstances. The director must be on the board on December 31 of the year in order to receive shares vesting based on that year's performance. If the goal is achieved, one-third of the shares will vest effective as of January 1 following the fiscal year in which the goal is achieved. For directors of TCF Financial, if some or all of the restricted shares are not vested on the basis of ROE goals by ten
(10) years after the grant date, and if the director is still with the company on that date, then any remaining restricted shares will become vested on that date. If a director retires from service on the board of TCF Financial pursuant to board policy on director retirement in effect at that time, the restricted period will lapse and all shares will become fully vested. There is no vesting in the event of full or partial disability. For subsidiary board director grants, there is no vesting based on retirement, disability or ten years of board service. Except as noted earlier for retirements from TCF Financial, all shares not vested upon a director's departure from the board above thereupon be forfeited. The Committee may from time to time make subsequent awards under the Program once awards made under any prior directors stock program, or awards made under the Program, become vested.

     5.   DEFINITIONS.

          FAIR MARKET VALUE. The term "Fair Market Value" of TCF Financial's Common Shares at any time shall be the average of the high and low sales prices for TCF Financial's Common Shares for the date, as reported on the New York Stock Exchange.

          SUBSIDIARY. The term "subsidiary" shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by TCF Financial.

          CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if:

          (a) any "person" as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing thirty percent (30%) or more of the combined voting power of TCF Financial's then outstanding securities. For purposes of this clause (a), the term "beneficial owner" does not include any employee benefit plan maintained by TCF Financial that invests in TCF Financial's voting securities; or

          (b) during any period of two (2) consecutive years (not including any period prior to April 1995) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or as new directors whose nomination for election by TCF Financial's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

          (c) the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial's assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

          DISABILITY. The term "disability" for all purposes of this Program shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.

          RETIREMENT. The term "retirement" means a retirement under the policies of the Board of Directors of TCF Financial in effect at the time of a director's departure from the Board.

     6.   ADJUSTMENT PROVISIONS.

          If TCF Financial shall at any time change the number of issued Common Shares without new consideration to TCF Financial (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program, the number of shares covered by each outstanding Benefit shall be adjusted so that the limitations, the aggregate consideration payable to TCF Financial, and the value of each such Benefit shall not be changed. The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Shares resulting from reorganization, sale, merger, consolidation or similar occurrence.

          Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of the grants in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

          All terms and conditions of all restricted stock awards outstanding shall be deemed satisfied and all such awards shall vest as of the date of a Change in Control.

          7.   AMENDMENT AND TERMINATION OF PROGRAM.

          The Board of Directors of TCF Financial may amend this Program from time to time, but not more often than once every six months, other than to comply with requirements of the Internal Revenue Code, or may terminate this Program at any time, but no action shall reduce the then existing amount of any participant's benefit or adversely change the terms and conditions thereof without the participant's consent. No amendment of this Program shall result in any Committee member losing his or her status as a "disinterested person" as defined in Rule 16b-3 of the Securities and

Exchange Commission with respect to any employee benefit plan of TCF Financial or result in the program losing its status as a protected plan under said Rule 16b-3.

          8.   SHAREHOLDER APPROVAL.

          Approval of the program by shareholder is being sought for purposes of Rule 16b-3 of the SEC. If shareholder approval is not obtained the program will be otherwise operated in accordance with the Rule, as applicable.

                 TCF PERFORMANCE-BASED COMPENSATION POLICY FOR
                           COVERED EXECUTIVE OFFICERS

1. PURPOSE. The purpose of the TCF Performance-Based Compensation Policy for Covered Executive Officers (the "Policy") is to establish one or more performance goals for payment of incentive compensation other than stock options and the maximum amount of such incentive compensation that may be paid to certain executive officers. It is the intention of TCF Financial Corporation (the "Corporation") that incentive compensation awarded to each covered Executive Officer (as defined below) pursuant to the Policy for the taxable year commencing January 1, 1996 and each taxable year thereafter be deductible by the Corporation for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations published relating thereto (the "Regulations").

2. COVERED EXECUTIVE OFFICERS. This Policy shall apply to the Chief Executive Officer of the Corporation. In addition, a committee (the "Committee") consisting solely of independent directors, as defined in section 162(m) of the Code and in the Regulations, may select each year additional individuals to be covered by the Policy in that year. Any individual so selected must be an individual who, on the last day of the previous taxable year, commencing with the taxable year beginning January 1, 1995, was among the four highest compensated executive officers (other than the Chief Executive Officer) of the Corporation. Whether an individual is among the four highest compensated executive officers shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934. The Chief Executive Officer and any other individual selected for participation in this Policy shall be considered the "Covered Executive Officers" and are the only individuals subject to this Policy.

3. INCENTIVE COMPENSATION AWARD/ESTABLISHMENT OF PERFORMANCE GOALS. An incentive compensation award to a Covered Executive Officer pursuant to this Policy may be paid in the form of cash, stock, or restricted stock, or any combination thereof. Payment of incentive compensation awards to a Covered Executive Officer under this Policy will be contingent upon the attainment of the performance goal or goals in the Performance Period established for such Covered Executive Officer by the Committee as provided. The Committee shall approve such awards and shall retain the discretion to reduce, defer or eliminate the incentive compensation award payable to a Covered Executive Officer, notwithstanding attainment of any performance goal.

     Each year the Committee shall select the individuals, if any, to be Covered Executive Officers for that year in addition to the Chief Executive Officer and shall establish in writing one or more performance goals to be attained (which performance goals may be stated as alternative performance goals) for a Performance Period for each Covered Executive Officer on or before the latest date permitted under Section 162(m) of the Code (currently the last day of the first quarter of the calendar year), the Regulations or in ruling or advisory opinions published by the Internal Revenue Service (the "IRS").

Performance goals may be based on any one or more of the following business criteria (as defined in paragraph 4 below) as the Committee may select:

                              - Net Income

                              - Return on Average Assets ("ROA")

                              - Business Unit ROA

                              - Return on Average Equity ("ROE")

                              - Business Unit ROE

                              - Return on Tangible Equity ("ROTE")

                              - Business Unit ROTE

                              - Earnings Per Share ("EPS")


     The maximum amount or value of an incentive compensation award for any Performance Period to the Chief Executive Officer shall not exceed two percent (2%) of the Corporation's Net Income. The maximum amount or value of an incentive compensation award for any Performance Period to any other Covered Executive Officer shall not exceed one percent (1%) of the Corporation's Net Income.

4. DEFINITIONS. For purposes of this Policy and for determining whether a particular goal was attained, the following terms shall have the meanings given them below:

          (a) The term "Net Income" shall mean the Corporation's or Business Unit's after-tax net income for the applicable Performance Period as reported in the Corporation's or Business Unit's consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event an acquisition is made effective during the Performance Period and is accounted for as a pooling of interests, restatements of financial results for the portion of the Performance Period preceding the effective date of such acquisition; (2) in the event an acquisition is made effective during the Performance Period, regardless of the method of accounting used, the effect on operations attributable to such acquisition with respect to the portion of the Performance Period following the effective date of such acquisition;
          (3) losses resulting from discontinued operations; (4) extraordinary gains or losses; (5) the cumulative effect of changes in generally accepted accounting principles; and (6) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation's or Business Unit's financial statements in accordance with Generally Accepted Accounting Principles ("GAAP") (any reference herein to the

          Corporation's financial statements shall be deemed to include any footnotes thereto as well as management's discussion and analysis). Notwithstanding the foregoing, in determining the Corporation's Net Income for a Performance Period the Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (6) provided that the effect of doing so would be to reduce the amount of incentive payable to a Covered Executive Officer for such Performance Period.

          (b) The term "Performance Period" shall mean a calendar year, commencing January 1 and ending December 31.

          (c) The term "Return on Average Equity" shall mean the Net Income of the Corporation, less dividends on preferred stock held by an unaffiliated third party, on an annualized basis, divided by the Corporation's Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

          (d) The term "Return on Average Assets" shall mean the Net Income of the Corporation on an annualized basis, divided by the Corporation's average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

          (e) The term "Business Unit ROA" means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer on an annualized basis, divided by the business unit's or subsidiary's average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period. In determining the Business Unit ROA of TCF Bank Minnesota there shall be subtracted the assets, equity and income of any insured institution subsidiary thereof.

          (f) The term "Business Unit ROE" means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, on an annualized basis, divided by the business unit's or subsidiary's Average Total Common Equity including preferred stock held by an affiliated entity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period. In determining the Business Unit ROE of TCF Bank Minnesota there shall be subtracted the assets, equity and income of any insured institution subsidiary thereof.

          (g) The term "Return on Tangible Equity" shall mean the Net Income of the Corporation plus amortization of goodwill, both on an annualized basis, tax effected at the Corporation's statutory state and federal corporate tax rate, less dividends on preferred stock held by an unaffiliated third party on an annualized basis, divided by beginning of the year tangible common equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

          (h) The term "Business Unit Return on Tangible Equity" means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, plus amortization of goodwill of the business unit or subsidiary, both on an annualized basis, tax effected at the Corporation's statutory state and federal corporate tax rate, and less dividends on preferred stock held by an unaffiliated third party, divided by the business unit's or subsidiary's beginning of the year tangible common equity including preferred stock held by an affiliated entity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period. In determining the Business Unit ROTE of TCF Bank Minnesota there shall be subtracted the assets, equity and income of any insured institution subsidiary thereof.

          (i) The term "Earnings Per Share" shall mean the Net Income of the Corporation divided by the Corporation's weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation's primary or basic earnings per share under GAAP (as adjusted to eliminate the effect of shares issued for mergers or acquisitions identified in Sections 4.(a)(1) and (2) above where those Sections also resulted in adjustments to Net Income) for the Performance Period.

          (j) The term "Average Total Common Equity" shall mean the common equity of the Corporation or Business Unit, adjusted to eliminate the effect of mergers or acquisitions completed during the Performance Period where those mergers or acquisitions resulted in adjustments to Net Income under Sections 4.(a)(1), (2) or (3) above.

5. CALCULATIONS. Calculations made pursuant to this Policy shall be made in accordance with procedures reasonably designed to implement its terms.

6. APPLICABILITY OF CERTAIN PROVISIONS OF OTHER PLANS. An incentive compensation award paid in stock or restricted stock pursuant to this Policy shall be governed by the provisions (other than provisions with respect to the computation of such award) of the plan under which the award was made. Deferral of an incentive compensation award paid in cash under this Policy may be made pursuant to the provisions of the Corporation's Executive or Senior Officer Deferred Compensation Plan.

7. EFFECTIVE DATE; AMENDMENT AND TERMINATION. This Policy shall be effective as of January 1, 1996; provided, however, that no incentive compensation award shall be paid pursuant to this Policy unless this Policy has been approved by the stockholders of the Corporation. The Committee may at any time terminate or suspend this Policy, or amend or modify this Policy to include any provision that, in the opinion of counsel, would be required by Section 162(m) of the Code, the Regulations, or any other regulations promulgated under the Code, or rulings or advisory opinions published by the IRS.

                                      PROXY

                                       TCF
                                 April 24, 1996
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           The undersigned hereby appoints William A. Cooper and Gregory J. Pulles, or either of them, as proxies with full power of substitution, to vote all shares of Common Stock of TCF Financial Corporation of record in the name of the undersigned at the close of business on March 8, 1996, at the Annual Meeting of Stockholders of TCF Financial Corporation to be held on April 24, 1996, or any adjournment thereof, hereby revoking all former proxies, on the items set forth on the reverse side hereof, as described in the accompanying Proxy Statement and upon such other business as may properly come before the Meeting including: any matters which the Board of Directors did not know, a reasonable time before mailing this solicitation, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting;
election of any person as director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Meeting.

                                                                SEE REVERSE SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/x/  Please mark votes as in this example.

Unless otherwise indicated, all signed proxy cards received will be voted "FOR" all proposals referred to herein. The Board of Directors recommends that you vote "FOR" all proposals.

1.  Election of Directors
Nominees:  Rudy Boschwitz, William A. Cooper,
Thomas A. Cusick, Thomas J. McGough,
Ronald A. Ward

     ________  ________
       FOR     WITHHELD

/ /____________________________________
For all nominees except as noted above



2.  Appointment of KPMG Peat     ________  ________    ________
    Marwick LLP as independent     FOR     AGAINST     ABSTAIN
    public accountants for 1996

3.  Approve the TCF Directors    ________  ________    ________
    Stock Grant Program            FOR     AGAINST     ABSTAIN

4.  Approve the Performance-Based________  ________    ________
    Incentive Policy               FOR     AGAINST     ABSTAIN


NOTE:  Please sign as name appears hereon.
In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer. For partnerships, please sign in partnership name by authorized person.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.  / /


Signature:_______________________________  Date:__________________
Signature:_______________________________  Date:__________________

                                      PROXY

                                       TCF
                                 April 24, 1996
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  To:     First Trust National Association as Trustee under the Trust Agreement for the TCF Employees Stock Ownership Plan - 401(k) (Includes shares under the Great Lakes Bancorp Amended Employee Stock Ownership Plan, which was merged into the TCF Employees Stock Ownership Plan - 401(k) on January 1, 1996.); and as Trustee under the Great Lakes Bancorp Amended 401(k) Savings and Investment Plan and Trust Agreement.

          The Trustee named above is hereby instructed to vote (by proxy, in the form solicited by the Board of Directors, or in person) all the shares or fractional shares of Common Stock of TCF Financial Corporation which are credited to the undersigned's account(s) as of the latest available processing date on or before March 8, 1996, at the Annual Meeting of Stockholders of TCF Financial Corporation to be held on April 24, 1996, or any adjournment thereof, on the items set forth on the reverse hereof, as described in the accompanying Proxy Statement and upon such other business as may properly come before the Meeting including: any matters which the Board of Directors did not know, a reasonable time before mailing this solicitation, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Meeting. Voting rights will be exercised by the Trustee as directed, provided instructions are received by the Trustee by April 19, 1996. This proxy may be revoked only by a written revocation or a new proxy card received by the Trustee on or before April 19, 1996. Under the TCF Employees Stock Ownership Plan - 401(k) (which includes shares under the Great Lakes Bancorp Amended Employee Stock Ownership Plan), the Advisory Committee, consisting of the Personnel/Affirmative Action Committee of the Board of TCF Financial Corporation, has authority to direct the Trustee as to voting of shares as to which no instructions are received by April 19, 1996. Under the Great Lakes Bancorp Amended 401(k) Savings and Investment Plan, the shares for which no signed proxy card is returned by April 19, 1996 are voted by the Trustee in the same proportions on each proposal as the shares were voted for which instructions were received.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE. BY LAW, YOUR VOTE IS CONFIDENTIAL.

                                                                SEE REVERSE SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/X/  Please mark votes as in this example.


The shares represented by this voting instruction card will be voted on a confidential basis as directed by the participant. If no signed proxy card is received by April 19, 1996, however, the shares under the TCF Employees Stock Ownership Plan - 401(k) (which includes shares under the Great Lakes Bancorp Amended Stock Ownership Plan) will be voted as directed by the Advisory Committee of the Plan. If no signed proxy card is received by April 19, 1996 for shares held under the Great Lakes Bancorp Amended 401(k) Savings and Investment Plan, the Trustee will vote these shares in the same proportions on each proposal as the shares were voted for which instructions were received. This proxy may be revoked only by a written revocation or a new proxy card received by the Trustee on or before April 19, 1996.

Unless otherwise indicated, all signed proxy cards received by the Trustee will be voted "FOR" all nominees for election as directors and "FOR" all proposals referred to herein. The Board of Directors recommends that you vote "FOR" all proposals.

1.  Election of Directors
Nominees:  Rudy Boschwitz, William A. Cooper,
Thomas A. Cusick, Thomas J. McGough,
Ronald A. Ward


  ________          _________
    FOR             WITHHELD


/ /____________________________________________________
 For all nominees except as written on the line above.



2.  Appointment of KPMG Peat            ________  ________  ________
    Marwick LLP as independent            FOR     AGAINST   ABSTAIN
    public accountants for 1996

3.  Approve the TCF Directors           ________  ________  ________
    Stock Grant Program                   FOR     AGAINST   ABSTAIN

4.  Approve the Performance-Based       ________  ________  ________
    Incentive Policy                      FOR     AGAINST   ABSTAIN


NOTE:  Please sign as name appears hereon.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /




Signature:__________________________________   Date_______________